UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2020

TiVo Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	001-37870	61-1793262
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2160 Gold Street

San Jose, California 95002

(Address of Principal Executive Offices, including Zip Code)

(408) 519-9100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	TIVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

As previously disclosed, on December 18, 2019, TiVo Corporation, a Delaware corporation (“TiVo”), entered into an Agreement and Plan of Merger and Reorganization, dated as of December 18, 2019, as amended on January 31, 2020 (the “Merger Agreement”), by and among Xperi Corporation, a Delaware corporation (“Xperi”), XRAY-TWOLF HoldCo Corporation, a Delaware corporation (“HoldCo”), XRAY Merger Sub Corporation, a Delaware corporation, and TWOLF Merger Sub Corporation, a Delaware corporation. A definitive joint proxy statement/prospectus was filed with the Securities and Exchange Commission (the “SEC”) by HoldCo on April 22, 2020, in connection with, among other things, the Merger Agreement.

Certain Litigation

As previously disclosed in the joint proxy statement/prospectus, between March 3 and March 11, 2020, six lawsuits were filed by purported stockholders of TiVo in connection with the proposed merger between TiVo and Xperi. Two lawsuits were brought as putative class actions and are captioned Jordan Rosenblatt v. TiVo Corporation, et al., No. 1:20-cv-00327 (D. Del. filed Mar. 3, 2020) and Gary Smith v. TiVo Corporation, et al., No. 1:20-cv-02104 (S.D.N.Y. filed Mar. 9, 2020). Four lawsuits were brought by the plaintiffs individually and are captioned Alex Makarounis v. TiVo Corporation, et al., No. 1:20-cv-01917 (S.D.N.Y. filed Mar. 4, 2020), Shiva Stein v. TiVo Corporation, et al., No. 5:20-cv-01680 (N.D. Cal. filed Mar. 9, 2020), Chandra Auberry v. TiVo Corporation, et al., No. 1:20-cv-02170 (S.D.N.Y. filed Mar. 11, 2020), and Craig Henning v. TiVo Corporation, et al., No. 1:20-cv-01314 (E.D.N.Y. filed Mar. 11, 2020) (collectively, the “Complaints”). The Complaints name as defendants TiVo and the TiVo board of directors. The Rosenblatt complaint additionally names as defendants Xperi, Xperi Merger Sub and TiVo Merger Sub.

While TiVo believes that the disclosures set forth in the joint proxy statement/prospectus comply fully with all applicable law and denies the allegations in the pending actions described above, in order to moot plaintiffs’ disclosure claims, avoid nuisance and possible expense and business delays, and provide additional information to its stockholders, TiVo has determined voluntarily to supplement certain disclosures in the joint proxy statement/prospectus related to plaintiffs’ claims with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit, necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the TiVo specifically denies all allegations in the various litigation matters that any additional disclosure was or is required or material.

SUPPLEMENTAL DISCLOSURES

This supplemental information should be read in conjunction with the joint proxy statement/prospectus, which should be read in its entirety, including, in connection with the information set forth under “Certain Financial Forecasts” below, the cautionary notes regarding the risks and limitations associated with relying on prospective financial information. The inclusion in this supplement to the joint proxy statement/prospectus of certain summary unaudited prospective financial information should not be regarded as an indication that any of TiVo, Xperi or their respective affiliates, officers, directors or other representatives, or any other recipient of this information, considered, or now considers, it to be material or to be reliably predictive of actual future results, and the unaudited prospective financial information should not be relied upon as such. To the extent defined terms are used but not defined herein, they have the meanings set forth in the joint proxy statement/prospectus.

The disclosure under the heading “Opinion of TiVo’s Financial Advisor – TiVo Financial Analyses – Selected Publicly Traded Companies Analysis” on page 91 of the joint proxy statement/prospectus is hereby amended and supplemented by replacing the fourth paragraph under the heading “Selected Publicly Traded Companies Analysis” in its entirety with the following:

“Although none of the selected companies is directly comparable to TiVo, the companies included were chosen based on considerations that LionTree deemed relevant in its professional judgment and experience, and because they are publicly traded companies with operations that for purposes of this analysis may, in certain respects, be considered similar to certain operations of TiVo. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than they would affect TiVo.”

The disclosure under the heading “Opinion of TiVo’s Financial Advisor – TiVo Financial Analyses – Selected Publicly Traded Companies Analysis” on page 92 of the joint proxy statement/prospectus is hereby amended and supplemented by adding the column titled “Enterprise Value” to the table comparing multiples for such selected companies and for TiVo as follows:

Selected Companies	EV / 2019E EBITDA	EV / 2020E EBITDA	Enterprise Value
Intellectual Property Licensing:
InterDigital, Inc.	11.8x	11.4x	$1,325
Qualcomm Technologies, Inc.	16.9x	14.5x	$105,888
Rambus, Inc.	9.0x	8.8x	$1,427
Xperi (based on consensus estimates).	7.1x	9.7x	$1,385
Mean	11.2x	11.1x
Median	10.4x	10.6x

Product:
Amdocs, Ltd.	11.6x	11.1x	$9,499
comScore, Inc.	NM	19.5x	$497
Qualcomm Technologies, Inc.	9.2x	9.1x	$1,993
Kudelski, S.A.	9.4x	9.2x	$822
Nielsen Holdings, Plc.	8.4x	8.3x	$15,503
Roku, Inc.	NM	NM	$17,713
SeaChange International, Inc.	NM	8.9x	$158
Mean	9.6x	11.0x
Median	9.3x	9.2x

The disclosure under the heading “Opinion of TiVo’s Financial Advisor – TiVo Financial Analyses – Sum-of-the-Parts DCF Analysis” on page 92 and 93 of the joint proxy statement/prospectus is hereby amended and supplemented by replacing the first five paragraphs under the heading “Sum-of-the-Parts DCF Analysis” in their entirety with the following:

“Sum-of-the-Parts DCF Analysis. LionTree performed a sum-of-the-parts discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of (a) projected unlevered free cash flows up to a certain point in time, and (b) the terminal value of future cash flows in subsequent years estimated using a range of terminal multiples applied to the last twelve (12) months (LTM) estimated EBITDA for the forecasted period. As part of the discounted cash flow analysis, LionTree separately analyzed the present value of (i) ProductCo, and (ii) IPCo, both excluding and including the Litigation Opportunity, and based on the TiVo Forecasts (which were prepared on a planned separation basis). For purposes of this analysis, stock-based compensation was treated as a cash expense.

In relation to the valuation of ProductCo, LionTree calculated terminal values for this business as of December 31, 2022, by applying a range of terminal multiples of 8.0x to 10.0x to ProductCo’s 2022 estimated EBITDA of $79.9 million. The present values of the cash flows and terminal values were then calculated using discount rates ranging from 9.0% to 11.0%, based on TiVo’s estimated weighted average cost of capital, or WACC, to arrive at an enterprise value illustrative range.

In relation to the valuation of IPCo, LionTree calculated terminal values for this business as of December 31, 2022, by applying a range of terminal multiples of 4.75x to 5.75x to IPCo’s 2022 estimated EBITDA (both excluding and including the Litigation Opportunity—$242.7 million and $348.2 million, respectively). The present values of the cash flows and terminal values were then calculated using discount rates ranging from 9.0% to 11.0%, based on TiVo’s estimated WACC. In each case, LionTree then added the estimated net present value of the TiVo tax attributes (of $192 million, including net operating losses, R&D tax credits and foreign tax credits and applying the same discount rates) to arrive at an enterprise value illustrative range.

LionTree derived such discount rates by application of the capital asset pricing model, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The range of terminal multiples was estimated by LionTree utilizing its professional judgment and experience, taking into account, among other things, TiVo Forecasts, current and historical trading data and the current and historical EBITDA trading multiples for TiVo. For IPCo specifically, terminal multiples were determined based on LionTree’s professional judgment and reflect TiVo’s management perspectives on future IP renewal cycles relating to its existing intellectual property portfolio and historical renewal rates versus prior licensing cycles. In relation to the Litigation Opportunity, terminal multiples reflect TiVo’s management’s view and assumptions of the licensing potential (including potential catch up payments) of the Litigation Opportunity.

LionTree then calculated a range of implied equity values per share of TiVo common stock by subtracting estimated consolidated net debt (of $631 million) as of December 31, 2019, from the consolidated estimated enterprise value derived using the sum-of-the-parts discounted cash flow method and dividing such amount by the number of fully diluted shares outstanding of TiVo common stock (which was 133.2 million shares) as of December 13, 2019, resulting in the following implied per share equity reference ranges for the TiVo common stock (both excluding and including the Litigation Opportunity):”

The disclosure under the heading “Opinion of TiVo’s Financial Advisor – Xperi Financial Analyses – Selected Publicly Traded Companies Analysis” on page 94 of the joint proxy statement/prospectus is hereby amended and supplemented by replacing the fourth paragraph under the heading “Selected Publicly Traded Companies Analysis” in its entirety with the following:

“Although none of the selected companies is directly comparable to Xperi, the companies included were chosen based on considerations that LionTree deemed relevant in its professional judgment and experience, and because they are publicly traded companies with operations that for purposes of this analysis may, in certain respects, be considered similar to certain operations of Xperi. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than they would affect Xperi.”

The disclosure under the heading “Opinion of TiVo’s Financial Advisor – Xperi Financial Analyses – Selected Publicly Traded Companies Analysis” on page 95 of the joint proxy statement/prospectus is hereby amended and supplemented by adding the column titled “Enterprise Value” to the table comparing multiples for such selected companies and for Xperi as follows:

Selected Companies	EV / 2019E EBITDA	EV / 2020E EBITDA	Enterprise Value
Product:
Dolby Laboratories, Inc.	13.1x	11.8x	$6,104
IMAX, Corp.	9.2x	8.6x	$1,394
Mean	11.1x	10.2x
Median	11.1x	10.2x

Intellectual Property Licensing:
InterDigital, Inc.	11.8x	11.4x	$1,325
Rambus, Inc.	9.0x	8.8x	$1,427
TiVo (based on consensus estimates).	7.4x	7.2x	$1,457
Mean	9.4x	9.1x
Median	9.0x	8.8x

Xperi:
Xperi (TiVo Adjusted Xperi Forecasts)	7.0x	8.4x

The disclosure under the heading “Opinion of TiVo’s Financial Advisor – Xperi Financial Analyses – Sum-of-the-Parts DCF Analysis” on page 95 and 96 of the joint proxy statement/prospectus is hereby amended and supplemented by replacing the first five paragraphs under the heading “Sum-of-the-Parts DCF Analysis” in their entirety with the following:

“Sum-of-the-Parts DCF Analysis. LionTree performed a sum-of-the-parts discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of (a) projected unlevered free cash flows up to a certain point in time, and (b) the terminal value of future cash flows in subsequent years estimated using a range of terminal EBITDA multiples applied to the last twelve (12) months (LTM) estimated EBITDA for the forecasted period. As part of the discounted cash flow analysis, LionTree separately analyzed the present value of the following business segments: (i) the Product segment, (ii) the IP Licensing segment, and (iii) the Edge Processing segment, and based on the TiVo Adjusted Xperi Forecasts. For purposes of this analysis, stock-based compensation was treated as a cash expense.

In relation to the valuation of each segment, LionTree calculated terminal values for this business as of December 31, 2024, by applying a range of terminal multiples of 9.0x to 11.0x to the 2024 estimated EBITDA attributable to each of the Product and Edge Processing segments based on the TiVo Adjusted Xperi Forecasts (which was $125.4 million and $24.4 million, respectively), and a range of terminal multiples of 3.0x to 5.0x to the 2024 estimated EBITDA attributable to the IP Licensing segment based on the TiVo Adjusted Xperi Forecasts (which was $40.9 million) and based on future renewal rates of Xperi licenses estimated by TiVo’s management. The present values of the cash flows and terminal values were then calculated using discount rates ranging from 8.75% to 10.75%, based on the estimated WACC of Xperi and the TiVo Adjusted Xperi Forecasts, to arrive at an enterprise value illustrative range for each segment.

In relation to the valuation of the IP Licensing segment, terminal value was calculated based on adjusted terminal EBITDA from ongoing pipeline customers excluding specific opportunities expected to conclude in 2024 in the TiVo Adjusted Xperi Forecasts) and including corporate costs. In relation to the valuation of the Edge Processing segment, it was assumed that Xperi would buy out the twenty-percent (20%) of the Edge Processing segment that it does not currently own pursuant to a call right with respect to the remaining equity interests held by existing minority investors which include founders and employees.

LionTree derived such discount rates by application of the capital asset pricing model, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The range of terminal multiples was estimated by LionTree utilizing its professional judgment and experience, taking into account, among other things, TiVo Adjusted Xperi Forecasts, current and historical trading data and the current and historical EBITDA trading multiples for Xperi. For the IP Licensing segment specifically, terminal multiples were determined based on LionTree’s professional judgment and reflect TiVo’s management perspectives on future IP renewal cycles relating to Xperi existing and future IP portfolio beyond 2024.

LionTree then calculated a range of implied equity values per share of Xperi common stock by subtracting estimated consolidated net debt (of $240 million) as of December 31, 2019, from the consolidated estimated enterprise value derived using the sum-of-the-parts discounted cash flow method and dividing such amount by the number of fully diluted shares outstanding of Xperi common stock (which was 52.5 million shares) as of December 13, 2019, resulting in the following implied per share equity reference range for the Xperi common stock:”

The disclosure under the heading “Opinion of TiVo’s Financial Advisor – Pro Forma Financial Analyses – Estimated Synergies Valuation” on page 96 and 97 of the joint proxy statement/prospectus is hereby amended and supplemented by replacing the first two paragraphs under the heading “Estimated Synergies Valuation” in their entirety with the following:

“In relation to the valuation of the cost synergies, LionTree calculated terminal values for these synergies (net of the costs to achieve such synergies) as of December 31, 2024, by applying a range of terminal value multiples of 6.0x to 8.0x to the 2024 estimated cost synergies (of $57 million), which terminal value multiples were determined based on LionTree’s professional judgment and experience. The present values of the cash flows and terminal values were then calculated using discount rates ranging from 8.9% to 10.9%, based on the estimated average of Xperi and TiVo WACC, and taking into account certain metrics deemed relevant based on LionTree’s professional judgment. This analysis indicated a present value of cost synergies as of December 31, 2019, ranging from $330 million to $431 million, with a midpoint of $378 million.

In relation to the valuation of the revenue synergies, LionTree calculated terminal values for these synergies as of December 31, 2024, by applying a range of terminal value multiples of 7.0x to 9.0x to the 2024 estimated revenue synergies (of $62.5 million), which terminal value multiples were determined based on LionTree’s professional judgment and experience. The present values of the cash flows and terminal values were then calculated using discount rates ranging from 8.9% to 10.9%, based on the estimated average of Xperi and TiVo WACC, and assuming a contribution margin of fifty-percent (50%) based on the estimate of TiVo’s management, and taking into account certain metrics deemed relevant based on LionTree’s professional judgment. This analysis indicated a present value of revenue synergies as of December 31, 2019, ranging from $170 million to $226 million, with a midpoint of $197 million.”

The disclosure under the heading “Opinion of TiVo’s Financial Advisor – Pro Forma Financial Analyses – Dis-Synergy Avoidance Valuation” on page 97 of the joint proxy statement/prospectus is hereby amended and supplemented by replacing the paragraph under the heading “Dis-Synergy Avoidance Valuation” in its entirety with the following:

“Dis-Synergy Avoidance Valuation. LionTree performed an analysis of the dis-synergy resulting from the non-separation of ProductCo and IPCo. The dis-synergy avoidance estimates were prepared by TiVo’s management and comprise only a portion of the additional ongoing expenses that were projected to occur in TiVo’s 2020 planned separation as estimated and adjusted by the management of TiVo. In relation to the valuation of the dis-synergy, LionTree calculated terminal values for this dis-synergy as of December 31, 2022 (of $11.9 million), by applying a range of terminal multiples of 6.0x to 8.0x to 2022 estimated EBITDA for the dis-synergy, which terminal value multiples were determined based on LionTree’s professional judgment and experience. The present values of the cash flows and terminal values were then calculated using discount rates ranging from 8.9% to 10.9%, based on the estimated average of Xperi and TiVo WACC, and taking into account certain metrics deemed relevant based on LionTree’s professional judgment. This analysis indicated a present value of dis-synergy as of December 31, 2019, ranging from $76 million to $98 million, with a midpoint of $87 million.”

The disclosure under the heading “Financial Forecasts – Certain TiVo Forecasts” on page 117 of the joint proxy statement/prospectus is hereby amended and supplemented by replacing the table and accompanying footnotes on page 117 with the following:

TiVo Management Forecasts for TiVo	Scenario A Excluding the Litigation Opportunity			Scenario B Including the Litigation Opportunity
(Stand-Alone, Pre-Merger Basis(1))	2020	2021	2022	2020	2021	2022
ProductCo
Revenue	$365	$387	$417	$365	$387	$417
Adjusted EBITDA(2)	$30	$62	$80	$30	$62	$80
D&A	$(14)	$(14)	$(14)	$(14)	$(14)	$(14)
Stock-Based Compensation	$(25)	$(25)	$(25)	$(25)	$(25)	$(25)
EBIT	$(9)	$23	$41	$(9)	$23	$41
Unlevered Free Cash Flow(3)	$(34)	$(5)	$12	$(34)	$(5)	$12

IPCo
Revenue	$316	$340	$365	$342	$389	$470
Adjusted EBITDA(2)	$194	$220	$243	$220	$270	$348
D&A	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)
Stock-Based Compensation	$(10)	$(10)	$(10)	$(10)	$(10)	$(10)
EBIT	$184	$210	$232	$210	$259	$338
Unlevered Free Cash Flow(3)	$133	$156	$175	$153	$196	$258

Combined (on a separated basis)
Revenue	$681	$726	$781	$707	$776	$887
Gross Profit	$501	$547	$592	$527	$596	$697
Adjusted EBITDA(2)(4)	$224	$282	$323	$250	$331	$428

(1)	The projected financial data provided in this table has not been updated to reflect TiVo’s current views of its future financial performance, and should not be treated as guidance with respect to projected results for fiscal 2020 or any other period.
(2)	“Adjusted EBITDA” is defined as GAAP operating income (loss) excluding depreciation, amortization of intangible assets, restructuring and asset impairment changes, equity-based compensation, merger, transformation and integration costs and other one-time items identified by TiVo management, and is a non-U.S. GAAP financial measure.
(3)	Unlevered Free Cash Flow is calculated as adjusted EBITDA less tax payable within the period, less stock-based compensation, less deferred revenue, and less capital expenditures and net change in net working capital.
(4)	Includes approximately $23 million of annual dis-synergies relating to TiVo’s planned and announced 2020 separation of TiVo’s Product and IP Licensing businesses into ProductCo and IPCo, across R&D, public company expenses and other separation-related expenses.

The disclosure under the heading “Financial Forecasts – Certain TiVo Forecasts” on page 118 of the joint proxy statement/prospectus is hereby amended and supplemented by replacing the table and accompanying footnotes on page 118 with the following:

	2020	2021	2022	2023	2024
Product Segment
Billings	$219	$232	$252	$277	$300
Adjusted EBITDA(1)	$65	$77	$96	$113	$125
Stock-Based Compensation	$(27)	$(27)	$(28)	$(26)	$(25)
Depreciation	$(7)	$(7)	$(8)	$(8)	$(5)
Amortization	$(85)	$(65)	$(4)	$(5)	$(5)
EBIT	$(54)	$(22)	$57	$75	$91
Unlevered Free Cash Flow(2)	$32	$53	$49	$67	$82

IP Licensing Segment
Billings	$166	$98	$105	$134	$93
Adjusted EBITDA(1)	$119	$46	$59	$94	$63
Stock-Based Compensation	$(3)	$(3)	$(4)	$(4)	$(4)

	2020	2021		2022	2023	2024
Depreciation	$(1)	$(1)		$(1)	$(1)	$(1)
Amortization	$(10)	$(8)		$(1)	$(1)	$(1)
EBIT	$106	$34		$54	$89	$58
Unlevered Free Cash Flow(2)	$90	$30		$35	$66	$40

Edge Processing Segment
Billings	$5	$20		$42	$81	$122
Adjusted EBITDA(1)	$(20)	$(12)		$1	$12	$24
Stock-Based Compensation	$(1)	$(2)		$(5)	$(8)	$(10)
Depreciation	$0	$(1)		$(1)	$(2)	$(2)
Amortization	$(2)	$(6)		$(1)	$(1)	$(2)
EBIT	$(22)	$(21)		$(6)	$1	$10
Unlevered Free Cash Flow(2)	$(19)	$(42	)(3)	$(6)	$0	$8

Total
Billings	$390	$350		$402	$493	$514
Gross Profit	$375	$330		$373	$446	$449
Adjusted EBITDA(1)	$164	$111		$156	$220	$213

(1)	Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, adjusted for stock-based compensation expense and one-time items identified by TiVo management, and is a non-U.S. GAAP financial measure.
(2)	Unlevered Free Cash Flow is calculated as adjusted EBITDA less tax payable within the period, less stock-based compensation, less capital expenditures and patent acquisitions, and less net change in net working capital.
(3)	Includes $30.0 million Edge Processing Segment Minority Buyout based on existing put/call structure relating to the buyout of up to 20% of the Edge Processing Segment that Xperi does not own.

The disclosure under the heading “SUMMARY” on page 26 of the joint proxy statement/prospectus is hereby amended and supplemented by including the following as a new subsection immediately after the disclosure under the subheading “Comparative Per Share Market Price”:

COVID-19

As disclosed in TiVo’s most recent Quarterly Report on Form 10-Q, filed with the SEC on May 6, 2020, the recent outbreak of the Coronavirus Disease 2019, or COVID-19, which has been declared by the World Health Organization to be a “public health emergency of international concern,” is impacting worldwide economic activity. As a public health epidemic, COVID-19 poses the risk that TiVo or its workforce, suppliers and other partners may be prevented from conducting business activities as normal for an indefinite period of time, including due to shutdowns that may be requested or mandated by governmental authorities. For example, in March 2020, TiVo announced its workforce would work remotely as a result of the pandemic as it reviewed its processes related to workplace safety, including social distancing and sanitation practices recommended by the Centers for Disease Control and Prevention. As TiVo generates the substantial majority of its revenue from pay TV operators and others in the video delivery industry, to date COVID-19 has not had a significant impact on TiVo’s revenue. However, as other companies and industries may be impacted by the COVID-19 pandemic, it could cause delays in obtaining new customers and executing renewals and could also impact TiVo’s consumer business, including sales of TiVo Stream 4K which was recently launched. Further, the global financial markets have experienced increased volatility and have declined since December 31, 2019. TiVo’s condensed consolidated financial statements as of and for the three months ended March 31, 2020 reflect TiVo Management’s assumptions about the economic environment and TiVo’s ability to realize certain assets, including long-lived assets, such as goodwill, accounts receivable and investments in other companies.

TiVo Management believes TiVo’s cash and cash equivalents and anticipated operating cash flow, supplemented with access to capital markets as necessary, are generally sufficient to support its operating businesses, capital expenditures, restructuring activities, interest payments and income tax payments, in addition to investments in future growth opportunities and activities related to the Xperi Combination for at least the next twelve months. TiVo is taking steps to manage its resources by reducing and/or deferring capital expenditures, inventory purchases and operating expenses to mitigate potential adverse impacts of the COVID-19 pandemic.

Additionally, also disclosed in TiVo’s most recent Quarterly Report on Form 10-Q, filed with the SEC on May 6, 2020, TiVo finances its business primarily from operating cash flow. As of March 31, 2020, TiVo had $108.5 million in cash and cash equivalents, which are held in numerous locations around the world, with $23.2 million held by TiVo’s foreign subsidiaries. Due to TIVo’s net operating loss carryforwards and the effects of the Tax Act of 2017, TiVo could repatriate amounts to the U.S. with minimal income tax effects. Further, the extent to which the COVID-19 pandemic and TiVo’s precautionary measures in response thereto impact its business and liquidity will depend on future developments, which are highly uncertain and cannot be precisely predicted at this time.

Finally, as disclosed in TiVo’s most recent Quarterly Report on Form 10-Q, filed with the SEC on May 6, 2020, TiVo added a risk factor specifically with respect to the effect of health epidemics including the recent global coronavirus pandemic on its business and operations.

Important Information and Where to Find It

In connection with the proposed transaction, HoldCo has filed with the SEC, and the SEC has declared effective on April 22, 2020, a registration statement on Form S-4 (File No. 333-236492) that includes a joint proxy statement of TiVo and Xperi and that also constitutes a prospectus of HoldCo (“Joint Proxy Statement/Prospectus”). TiVo, Xperi and HoldCo may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Joint Proxy Statement/Prospectus or any other document which TiVo, Xperi or HoldCo may file with the SEC. INVESTORS, TIVO STOCKHOLDERS AND XPERI STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors, TiVo stockholders and Xperi stockholders may obtain free copies of the Joint Proxy Statement/Prospectus and other documents that are filed or will be filed with the SEC by TiVo, Xperi or HoldCo through the website maintained by the SEC at www.sec.gov or by contacting the investor relations department of TiVo and Xperi at the following:

TiVo Corporation

2160 Gold Street

San Jose, California 95002

Attention: Investor Relations

1-818-295-6651

IR@tivo.com

Xperi Corporation

3025 Orchard Parkway

San Jose, California 95134

Attention: Investor Relations

1-818-436-1231

IR@xperi.com

Participants in the Solicitation

TiVo, Xperi or HoldCo and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding TiVo’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in TiVo’s annual report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on February 18, 2020. Information regarding Xperi’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Xperi’s annual report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on February 18, 2020. TiVo stockholders and Xperi stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of TiVo and Xperi directors and executive officers in the transaction, which may be different than those of TiVo and Xperi stockholders generally, by reading the Joint Proxy Statement/Prospectus and any other relevant documents that are filed or will be filed with the SEC relating to the transaction.

No Offer or Solicitation

This document is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on TiVo’s and Xperi’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by TiVo and Xperi , all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, cost savings, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of HoldCo’s businesses and other conditions to the completion of the transaction; (ii) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the transaction or integrating the businesses of TiVo and Xperi; (iii) Xperi’s ability to implement its business strategy; (iv) pricing trends, including TiVo’s and Xperi’s ability to achieve economies of scale; (v) potential litigation relating to the proposed transaction that could be instituted against TiVo, Xperi or their respective directors; (vi) the risk that disruptions from the proposed transaction will harm TiVo’s or Xperi’s business, including current plans and operations; (vii) the ability of TiVo or Xperi to retain and hire key personnel; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (ix) uncertainty as to the long-term value of HoldCo common stock; (x) legislative, regulatory and economic developments affecting TiVo’s and Xperi’s businesses; (xi) general economic and market developments and conditions; (xii) the evolving legal, regulatory and tax regimes under which TiVo and Xperi operate; (xiii) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect TiVo’s and/or Xperi’s financial performance; (xiv) restrictions during the pendency of the proposed transaction that may impact TiVo’s or Xperi’s ability to pursue certain business opportunities or strategic transactions; (xv) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, natural disasters, the outbreak of coronavirus or similar outbreaks or pandemics, and their effects on economic and business environments in which TiVo and Xperi operate, as well as TiVo’s and Xperi’s response to any of the aforementioned factors; and (xvi) failure to receive the approval of the stockholders of TiVo’s and/or Xperi’s. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the Joint Proxy Statement/Prospectus filed with the U.S. Securities and Exchange Commission in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the Joint Proxy Statement/Prospectus are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on TiVo’s or Xperi’s consolidated financial condition, results of operations, or liquidity. Neither TiVo nor Xperi assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2020	TiVo Corporation

	By:	/s/ Pamela Sergeeff
	Name:	Pamela Sergeeff
	Title:	Executive Vice President and General Counsel